UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2005

(Exact Name of Registrant as specified in its charter)

Delaware	1-14987	31-1333930
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

8323 Walton Parkway

New Albany, Ohio 43054

(614) 775-3500

(Address, including zip code, and telephone number

including area code of Registrant’s

principal executive offices)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On June 8, 2005, the Board of Directors of Too, Inc. (the “Company”) appointed Poe A. Timmons as the Company’s Senior Vice President and Chief Financial Officer, effective as of June 27, 2005. The Company and Ms. Timmons entered into an Employment Offer Letter, dated June 1, 2005 (the “Employment Offer Letter”), which became effective June 10, 2005 and contains the material terms and conditions of Ms. Timmons’ employment. A copy of the Employment Offer is attached as Exhibit 10.1 hereto, and is incorporated herein by reference. In addition, the Company and Ms. Timmons entered into a Separation Pay, Confidentiality & Non-Competition Agreement, dated June 10, 2005 (the “Separation, Confidentiality & Non-Competition Agreement”), which contains severance, confidentiality and non-competition provisions in connection with Ms. Timmons’ employment. A copy of the Separation, Confidentiality & Non-Competition Agreement is attached as Exhibit 10.2 hereto, and is incorporated herein by reference.

The Compensation Committee of the Board of Directors (the “Compensation Committee”) set Ms. Timmons’ 2005 base salary at an annual rate of $300,000, as set forth in the Employment Offer Letter.

As set forth in the Employment Offer Letter, Ms. Timmons is also eligible to receive cash incentives under the Company’s Incentive Compensation Plan based upon objective financial performance criteria selected by the Compensation Committee. The cash incentive is based on a percentage of base salary if performance goals are met for the Spring Season (Q1 and Q2 of each fiscal year) and Fall Season (Q3 and Q4 of each fiscal year). Awards for the Spring Season will be weighted at 40% and awards for the Fall Season will be weighted at 60%, respectively, of the total amount of any cash awards made under the Incentive Compensation Plan. The Compensation Committee determined that the performance criterion for Ms. Timmons for the Spring Season 2005 will be Operating Income, and approved the following threshold, target, and maximum payouts based on specified levels of Operating Income:

	Payout as a Percentage of Base Salary
Name	Threshold	Target	Maximum
Poe A. Timmons	9%	45%	90%

In addition, the Compensation Committee approved a grant of an option to acquire 10,000 shares of the Company’s common stock to Ms. Timmons, effective June 27, 2005, at an exercise price based on the closing price of the Company’s common stock on June 27, 2005. The options vest 25% per year based on continued service as an employee of the Company beginning on the first anniversary of the date of grant and expiring on the tenth anniversary of the date of grant, subject to Ms. Timmons entering into an appropriate award agreement with the Company.

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Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

The Company’s board of directors elected Poe A. Timmons, age 45, to serve as Senior Vice President and Chief Financial Officer of the Company, effective June 27, 2005. Prior to joining the Company, Ms. Timmons served as Vice President of Finance of Safelite Group, Inc. since 1996. Prior to joining Safelite Group, Inc., Ms. Timmons was a partner in audit services for Deloitte & Touche LLP.

In addition, the information contained in Item 1.01 of this Form 8-K, the information contained in the Employment Offer Letter, which is attached hereto as Exhibit 10.1, and the information contained in the Separation, Confidentiality & Non-Competition Agreement, which is attached hereto as Exhibit 10.2, is incorporated into this Item 5.02 of Form 8-K by reference.

Item 9.01. Exhibits.

(c)	Exhibits.

Exhibit No.	Description
10.1	Employment Offer Letter, dated June 1, 2005, between the Company and Poe A. Timmons.

10.2	Separation Pay, Confidentiality & Non-Competition Agreement, dated June 10, 2005, between the Company and Poe A. Timmons.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOO, INC.

Date: June 14, 2005	By:	/s/ William E. May
William E. May
Executive Vice President and Chief Operating Officer (Principal Financial Officer)

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EXHIBIT INDEX

Exhibit No.	Description
10.1	Employment Offer Letter, dated June 1, 2005, between the Company and Poe A. Timmons.

10.2	Separation Pay, Confidentiality & Non-Competition Agreement, dated June 10, 2005, between the Company and Poe A. Timmons.

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